PURCHASE AND SALE AGREEMENT

by and between

MILLROCK ALASKA LLC

and

XINDA INTERNATIONAL CORP.

(Lordsburg Lithium Property, Hidalgo County, New Mexico)

dated as of June 1, 2018

TABLE OF CONTENTS

Exhibits, Schedules, and Attachments

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), effective as of June 1, 2018, between MILLROCK ALASKA LLC ("Millrock"), a manager-managed Alaska limited liability company the address of which is set forth in Section __ below, and XINDA INTERNATIONAL CORP., ("Xinda"), a Nevada corporation the address of which is set forth in Section __ below,

WITNESSETH:

WHEREAS, Millrock desires to sell to Xinda, and Xinda desires to purchase from Millrock, the "Assets" (as defined below) pursuant to, in accordance with, and subject to the provisions of this Agreement,

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the following meanings:

"Affiliate" means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Millrock or Xinda. For the purpose of this definition, "control" when used with respect to any specified Person means the possession of the power to direct the management or policies of the specified Person, directly or indirectly, whether through the ownership of voting securities, partnership or joint venture interests, or limited liability company interests, by contract, or otherwise.

"Agreement" means this Purchase and Sale Agreement, as the same may be amended or modified in writing by the Parties from time to time prior to Closing.

"Area of Interest" means the area described in Exhibit A attached to this Agreement.

"Assets" means the Real Property and the Personal Property.

"Bain Agreement" means (a) that certain Finder's Fee Agreement effective as of May 22, 2018 ("Finder's Fee Agreement dated May 22, 2018"), among (1) Millrock Resources Inc., (2) Millrock Exploration Corp., and (3) Millrock Alaska LLC (collectively referred to therein as "Millrock" and herein as the "Millrock Parties"), and (4) George Franklin Bain (referred to therein as "Finder") and Lorraine Susan Bain (referred to therein as "Spouse"), husband and wife, that certain revised Finder's Fee Agreement effective as of May 22, 2018, among the Millrock Parties, Finder, Spouse, and Xinda, pursuant to which

both Finder and Spouse have agreed to allow the Millrock Parties to assign and transfer to Xinda, and Xinda to assume, all of the obligations and rights of the Millrock Parties under the Finder's Fee Agreement dated May 22, 2018. A copy of the Finder's Fee Agreement dated May 22, 2018, as amended by the Amendment is attached hereto as Attachment 6.

"Bill of Sale, Assignment, and Assumption Agreement" means a Bill of Sale, Assignment, and Assumption Agreement in the form of Attachment 2 to this Agreement, to be executed, acknowledged, and delivered by Millrock to Xinda, and accepted by Xinda, at Closing pursuant to Section 7.01.

"Business Day" means any day except Saturday, Sunday, and any other day on which banking institutions located in Anchorage, Alaska, are required or authorized to close.

"Closing" is defined in Section 7.01.

"Closing Date" is the date on which Closing is completed.

"Encumbrance" means any deed of trust, mortgage, pledge, restriction on transfer, security interest, lien, adverse or conflicting claim, assessment, charge, levy, or other legal or equitable encumbrance of any kind.

"Governmental Authority" means any federal, state, local, or other government or any governmental, regulatory, or administrative agency, body, bureau, commission, court, office, tribunal, or other authority exercising or entitled to exercise any executive, legislative, judicial, administrative, police, regulatory, tax, or enforcement authority or power, but does not include Millrock, Xinda, any Affiliates of either, or any of their respective successors-in-interest.

"Gross Sales Royalty" means the royalty interest to be granted by Xinda to Millrock by the Royalty Deed.

"Information" means any and all data and information obtained or developed (including information obtained from or developed by prior owners or operators) with respect to the Real Property or in connection with ownership or operation of the Real Property, including but not limited to the following:

- maps (including plan views, maps of underground passages and improvements, ownership maps, geologic maps, etc.), cross-sections, and surveys (including not only positional or geodetic surveys but also geological, geochemical, and geophysical surveys); photographs (including air photos);
- drill core, rock samples, chip samples, concentrate samples, sediment samples, soil samples, and pulps;

- drill logs; geological, geochemical, and geophysical data and information;
- remote sensing data;
- results of sampling, analyses, assays, metallurgical tests, and similar information;
- certificates of location, affidavits of assessment work, conveyances, leases, easements, rights-of-way, agreements, title reports, and correspondence relating to the Real Property or the performance of work on, in, under, or in connection with the Real Property;
- permit applications, permits, environmental information and reports, and similar information;
- resource calculations and reports, feasibility studies, reserve reports, engineering reports, and similar information; and
- development plans, mine plans, operating plans, processing plans, flowcharts, construction drawings, reclamation studies, production plans and reports, and other and similar plans and reports,

all regardless of the form or media in which such information exists or is maintained or stored, but only insofar as such information is in the possession or control of Millrock.

"Knowledge", when used in the phrases "to Millrock's Knowledge," "to the Knowledge of Millrock" or similar phrases with respect to Millrock, means, and shall be limited to, the actual knowledge of Gregory Beischer and Philip St. George.

"MEC" means Millrock Exploration Corp. (an Alaska corporation that is the sole member of Millrock).

"Milestone Payment Agreement" means a Milestone Payment Agreement in the form of Attachment 5 to this Agreement, to be executed, acknowledged, and delivered by Xinda and Millrock at Closing pursuant to Section 7.01.

"Operative Documents" means this Agreement, the Special Warranty Deed, the Bill of Sale, Assignment, and Assumption Agreement, the Promissory Note, the Royalty Deed, and the Milestone Payment Agreement.

"Party" means Millrock or Xinda, as the context requires, and "Parties" means, collectively, Millrock and Xinda.

"Person" means an individual, corporation, limited liability company, partnership, joint venture, bank, trust, unincorporated organization, or other business entity, any Governmental Authority, or any other entity of any kind.

"Personal Property" means the interests in personal property described in Exhibit A attached hereto.

"Promissory Note" means a Promissory Note for $50,000 in the form of Attachment 3 to this Agreement, to be executed and delivered by Xinda to Millrock at Closing pursuant to Section 7.01.

"Purchase Price" is defined in Section 2.02.

"Real Property" means the interests in real property described in Exhibit A attached hereto.

"Royalty Deed" means a Royalty Deed in the form of Attachment 4 to this Agreement, to be executed, acknowledged, and delivered by Xinda to Millrock, and accepted by Millrock, at Closing pursuant to Section 7.01.

"Shares" means duly authorized, validly issued, and outstanding shares of the common stock of Xinda.

"Special Warranty Deed" means a Special Warranty Deed in the form of Attachment 1, to this Agreement, to be executed, acknowledged, and delivered by Millrock to Xinda, and accepted by Xinda, at Closing pursuant to Section 7.01.

Section 1.02 Construction. As used in this Agreement: (a) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (b) the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (c) the terms "dollars" and "$" shall mean United States dollars; and (d) unless otherwise specified, all references in this Agreement to times of the day shall be to the time in Anchorage, Alaska (the place of Closing). No provision of this Agreement will be interpreted in favor of, or against, any Party by reason of the extent to which any such Party or its counsel participated in the drafting such provision or by reason of the extent to which any such provision is inconsistent with any prior draft of the provision or this Agreement.

ARTICLE 2
SALE AND PURCHASE

Section 2.01 Sale and Purchase of Assets. Subject to all of the terms and conditions of this Agreement, at the Closing Millrock shall sell, transfer, and deliver to Xinda, and Xinda shall purchase and accept delivery from Millrock of:

(a) the Real Property, free and clear of all Encumbrances other than Permitted Encumbrances; and

(b) the Personal Property, free and clear of all Encumbrances other than Permitted Encumbrances.

Section 2.02 Purchase Price. The Purchase Price ("Purchase Price") to be paid at Closing by the Xinda in favor of the Millrock or its designee for the Assets is as set forth below:

(a) issuance to MEC of such number of Shares of the common stock of Xinda as will cause MEC to own (on a fully paid and non-assessable basis), upon completion of the Closing, 19.90% of the Shares of common stock of Xinda;

(b) execution and delivery to Millrock of the Promissory Note in the amount of $50,000;

(c) execution, acknowledgment, and delivery to Millrock of the Royalty Deed; and

(d) execution, acknowledgment, and delivery to Millrock of the Milestone Payment Agreement.

Section 2.03 Payment of Purchase Price. Xinda will deliver the Purchase Price to Millrock at Closing, as provided in Section 7.01.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF MILLROCK

Millrock represents and warrants to Xinda on the date of this Agreement and on the Closing Date as follows:

Section 3.01 Organizational Status; Power and Authority. Millrock is a duly organized, validly existing, manager-managed Alaska limited liability company in good standing under the laws of the State of Alaska and the State of New Mexico. Millrock has all the requisite limited liability company power and authority to carry on its business as it is now being conducted and to own or lease and operate its properties as, and in the places where, such business now is conducted and where such properties now are owned or leased and operated. Millrock has all the requisite limited liability company power and authority (a) to execute and deliver this Agreement and the other Operative Documents and (b) to perform its obligations under this Agreement and the other Operative Documents, and the execution, delivery, and consummation of the transactions contemplated by this Agreement have been duly authorized.

Section 3.02 Duly Executed. This Agreement has been duly executed and delivered on behalf of Millrock. This Agreement constitutes, and each of the other Operative Documents when executed and delivered at the Closing in accordance with this Agreement will constitute, a valid and binding obligation of Millrock, enforceable against Millrock in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting creditors' rights generally and to general principles of equity.

Section 3.03 No Breach. The execution, delivery, and performance of this Agreement and the other Operative Documents by Millrock and the consummation by Millrock of the transactions

contemplated hereby and thereby do not and will not result in any conflict with or breach or violation of or default under Millrock's articles of organization or operating agreement.

Section 3.04 **No Litigation**. No action, suit, proceeding, or governmental investigation is pending or, to the Knowledge of Millrock, threatened against Millrock which (a) challenges or may challenge the validity of this Agreement or any of the Operative Documents or (b) seeks to enjoin or otherwise restrain the transactions contemplated by this Agreement or the Operative Documents. No order, judgment, injunction, or decree of any Governmental Authority is outstanding against Millrock or any of the Assets that, individually or in the aggregate, would have any effect referred to in the foregoing clauses (a) or (b).

Section 3.05 **Title to Assets**. Millrock is the sole legal and beneficial owner of the Real Property, subject to the paramount title of the United States (as described on Exhibit A attached hereto) but otherwise free and clear of any Encumbrances arising by, through, or under Millrock other than the Bain Agreement. No person (other than George Franklin Bain under the Bain Agreement and Xinda under this Agreement) has any right to acquire any interest in the Assets.

Section 3.06 **Claims in Good Standing**. To Millrock's Knowledge, the unpatented federal mining claims comprising the Real Property (a) were located in accordance with applicable laws and (b) are valid and in good standing—except that Millrock makes no representations respecting (i) the existence of a discovery of a locatable mineral on any claim, (ii) access to or from the Real Property, or (iii) the ability to develop a mine on the Real Property.

Section 3.07 **No Environmental Obligations**. To Millrock's Knowledge, no unsatisfied reclamation obligations or environmental remediation obligations arising out of any past activities or operations exist on or with respect to the Real Property, and, to Millrock's Knowledge, no action, suit, proceeding, decree, order, or governmental investigation is pending or threatened against Millrock with respect to any past activities or operations on or with respect to the Real Property.

Section 3.08 **No Brokers**. Except for George Franklin Bain under the Bain Agreement, no investment banker, financial advisor, broker, or finder has acted for or on behalf of Millrock or any Affiliate of Millrock in connection with this Agreement or the transactions contemplated by this Agreement. Except for George Franklin Bain under the Bain Agreement, no investment banker, financial advisor, broker, or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Millrock or any Affiliate of Millrock for which Xinda or Millrock has or will have any liabilities or obligations (contingent or otherwise).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF XINDA

Xinda represents and warrants to Millrock on the date of this Agreement and on the Closing Date as follows:

Section 4.01 Organizational Status; Power and Authority. Xinda is a duly organized and validly existing Nevada corporation in good standing under the laws of the State of Nevada and the State of New Mexico. Xinda has all the requisite corporate power and authority to execute and deliver this Agreement and the other Operative Documents. Xinda has all the requisite corporate power and authority to perform its obligations under this Agreement and the other Operative Documents. The execution, delivery, and performance of this Agreement and the other Operative Documents by Xinda have been duly authorized by all necessary board and shareholder action on the part of Xinda.

Section 4.02 Duly Executed. This Agreement has been duly executed and delivered on behalf of Xinda. This Agreement constitutes, and each of the other Operative Documents when and to the extent executed and delivered at the Closing in accordance with this Agreement shall constitute, a valid and binding obligation of Xinda, enforceable against Xinda in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and to general principles of equity.

Section 4.03 No Breach. The execution, delivery, and performance of this Agreement and the other Operative Documents by Xinda and the consummation by Xinda of the transactions contemplated hereby and thereby do not and will not result in any conflict with or breach or violation of or default under Xinda's articles of incorporation or bylaws.

Section 4.04 Shares. Xinda has authorized and issued only one class of Shares. The total number of Shares outstanding, prior to the issuance of any Shares to MEC pursuant to this Agreement, is 1,100,000.

Section 4.05 No Brokers. No investment banker, financial advisor, broker, or finder has acted for or on behalf of Xinda or any Affiliate of Xinda in connection with this Agreement or the transactions contemplated by this Agreement. No investment banker, financial advisor, broker, or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Xinda or any Affiliate of Xinda for which Millrock or Xinda has or will have any liabilities or obligations (contingent or otherwise).

ARTICLE 5
CERTAIN COVENANTS OF THE PARTIES

Section 5.01 Maintenance of the Property. Millrock shall, up to and including the Closing Date, maintain the Real Property in good standing with all applicable governmental entities. After the Closing Date, Xinda shall maintain the Real Property in good standing as and to the extent required by—and subject to such obligations to offer to reconvey the Real Property or portions thereof contained in the Bain Agreement and] the Royalty Deed.

Section 5.02 Obligations of Parties Following Closing.

(a) Xinda shall meet the obligations of the revised Bain Agreement.

(b) From time to time after the Closing, each Party shall execute and deliver such certificates, agreements, conveyances, assignments, certificates of title, and other documents and take such other actions as may reasonably be requested by the other Party in order to consummate or implement the transactions contemplated by this Agreement.

ARTICLE 6
CONDITIONS PRECEDENT

Section 6.01 Closing Conditions. The respective obligations set forth in this Agreement of Xinda and Millrock to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or before the Closing Date, of the conditions set forth in Section 6.02 (in the case of the obligations of Xinda) and of the conditions set forth in Section 6.03 (in the case of the obligations of Millrock). Any of the following conditions may be waived in whole or in part by the Party whose obligation to perform at Closing is subject to such condition.

Section 6.02 Conditions To Obligations of Xinda.

(a) Representations and Warranties of Millrock. The representations and warranties of Millrock contained in Article 3 shall be accurate in all respects as of the date of this Agreement and as of the Closing Date. Millrock shall have duly performed and complied in all material respects with all covenants contained in this Agreement that are required to be performed or complied with by it at or before the Closing.

(b) Actions at Closing. Millrock shall have taken the actions to be taken by Millrock at the Closing pursuant to Section 7.01.

Section 6.03 Conditions to Obligations of Millrock.

(a) Representations and Warranties of Xinda. The representations and warranties of Xinda contained in Article 4 shall be accurate in all respects as of the date of this Agreement and as of the Closing Date. Xinda shall have duly performed and complied in all material respects with all covenants contained in this Agreement that are required to be performed or complied with by it at or before the Closing.

(b) Actions at Closing. Xinda shall have taken the actions to be taken by Xinda at the Closing pursuant to Section 7.01.

ARTICLE 7
CLOSING

Section 7.01 Closing. The closing of the purchase and sale of the Assets (the "Closing") shall take place at the law offices of Stoel Rives LLP, 510 L St., Suite 500, Anchorage, Alaska, at 10:00 a.m. on June 1, 2018, unless another place and date is agreed to in writing by the Parties. The Closing shall be effective for all purposes at 12:01 a.m., Alaska Time, on the Closing Date. At the Closing, the following events shall occur, each of which shall be deemed to have occurred simultaneously with the other events:

(a) Millrock shall act as follows:

(1) execute, acknowledge, and deliver to Xinda a Special Warranty Deed in the form of Attachment 1 hereto;

(2) execute, acknowledge, and deliver to Xinda a Bill of Sale, Assignment, and Assumption Agreement in the form of Attachment 2 hereto;

(3) confirm that Xinda has issued to MEC such number of Shares of the common stock of Xinda as causes MEC to own (on a fully paid and non-assessable basis) 19.90% of the Shares of common stock of Xinda;

(4) accept from Xinda a Promissory Note in the amount of $50,000 in the form of Attachment 3 hereto.

(5) execute, acknowledge, and accept from Xinda a Royalty Deed in the form of Attachment 4 hereto; and

(6) execute, acknowledge, and accept from Xinda a Milestone Payment Agreement in the form of Attachment 5; and

(b) Xinda shall act as follows:

(1) execute, acknowledge, and accept from Millrock a Special Warranty Deed in the form of Attachment 1 hereto;

(2) execute, acknowledge, and accept from Millrock a Bill of Sale, Assignment, and Assumption Agreement in the form of Attachment 2 hereto;

(3) issued to MEC such number of Shares of the common stock of Xinda as causes MEC to own (on a fully paid and non-assessable basis) 19.90% of the Shares of common stock of Xinda;

(4) execute and deliver to Millrock a Promissory Note in the amount of $50,000 in the form of Attachment 3 hereto.

(5) execute, acknowledge, and deliver to Millrock a Royalty Deed in the form of Attachment 4 hereto;

(6) execute, acknowledge, and deliver to Millrock a Milestone Payment Agreement in the form of Attachment 5.

ARTICLE 8
TERMINATION PRIOR TO COMPLETION OF CLOSING

Section 8.01 Generally. Subject to Section 8.02, this Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to the Closing Date, as follows:

(a) by mutual consent of Xinda and Millrock, upon such terms as they may agree; or

(b) by Xinda or Millrock if

(i) there has been a breach of any representation, warranty, covenant, or agreement by the other Party, which breach (A) will cause any of the conditions set forth in Section 6.02 (in the case of termination by Xinda) or Section 6.03 (in the case of termination by Millrock) not to be satisfied, and (B) shall not have been cured within ten (10) Business Days following receipt by the breaching party of written notice of such breach from the other party; or

(ii) any event shall have occurred which makes it impossible for the conditions set forth in Article 6 of this Agreement to be satisfied, provided that any termination pursuant to this clause (ii) shall not be effective until twenty (20) Business Days after notice is delivered by the Party seeking to terminate to the other Party, and shall be automatically rescinded if (1) such condition is solely for the benefit of the Party receiving such notice and (2) such Party, prior to such 20th Business Day, irrevocably waives satisfaction of such condition based on such event.

A Party is not permitted to exercise any right of termination pursuant to this Section 8.01 if the event giving rise to the termination right shall be due to the willful failure of such Party seeking to terminate this Agreement to perform or observe in any material respect any of the representations, conditions, covenants, or agreements made or to be fulfilled, performed, or satisfied by such Party pursuant to this Agreement.

Section 8.02 Effect of Termination. If this Agreement is terminated as permitted under Section 8.01, such termination shall be without liability of or to any Party to this Agreement, except that

(a) if such termination shall result from the failure of Millrock to fulfill a condition to the performance of Xinda, from the failure of Millrock to perform a covenant of this Agreement, or from a breach by Millrock, then Xinda shall be entitled to any and all available remedies; and

(b) if such termination shall result from the failure of Xinda to fulfill a condition to the performance of Millrock, from the failure of Xinda to perform a covenant of this Agreement, or from a breach by Xinda, then Millrock shall be entitled to any and all available remedies.

ARTICLE 9
DISCLAIMER

Section 9.01 Disclaimer. *Except as otherwise expressly provided in this Agreement or in any other Operative Document,* XINDA ACKNOWLEDGES THAT MILLROCK HAS NOT MADE, AND MILLROCK HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE NATURE, CONDITION, OR SUITABILITY OF ANY OF THE ASSETS FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO

(A) ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY,

(B) ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE,

(C) ANY EXPRESS OR IMPLIED WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS,

(D) ANY EXPRESS OR IMPLIED WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN, AND

(E) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT,

IT BEING THE EXPRESS INTENTION OF XINDA AND MILLROCK THAT THE ASSETS SHALL BE CONVEYED, TRANSFERRED, AND ASSIGNED TO XINDA **"AS IS"** AND **"WHERE IS"** AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR, AND XINDA REPRESENTS TO MILLROCK THAT XINDA HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AND ANALYSES WITH RESPECT TO THE ASSETS AS XINDA DEEMS APPROPRIATE AND XINDA WILL ACCEPT THE ASSETS **"AS IS"** AND **"WHERE IS"** AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

Nothing in this Agreement negates the title representations and warranty set forth in Sections 3.05 and 3.06 of this Agreement or any Operative Document.

ARTICLE 10
MISCELLANEOUS

Section 10.01 Entire Agreement. This Agreement supersedes any and all other agreements, oral or written, among the Parties in respect of the subject matter of this Agreement.

Section 10.02 Modification. This Agreement may be modified, amended, or supplemented in any manner and at any time only by a written instrument executed by Xinda and Millrock.

Section 10.03 Extension and Waiver. The Parties may, to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies by the other Party in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto; and (c) waive compliance by the other Party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by the Party or Parties to be bound thereby, but such extension, waiver, or failure to insist on strict compliance with an obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Party to assert any of its rights under this Agreement shall not constitute a waiver of such rights.

Section 10.04 Notices. Any and all notices or other communications required or permitted under this Agreement shall be given in writing and delivered in person or sent by United States certified mail, postage prepaid, return receipt requested, by Express Mail, by FedEx, or by facsimile transmission to the address of such Party set forth below.

If to Millrock:

Millrock Alaska LLC
Attn: Manager
5631 Silverado Way, Suite F-200
Anchorage, Alaska 99518
Phone: +1 907-350-9791
Email: gbeischer@millrockresources.com

If to Xinda:

Xinda International Corp.
Attn: Amit Tripathi
23-07, Tower A, Vertical Business Suite, Avenue 3
Kuala Lumpur, Malaysia
Phone: (+603) 272 01788
Email: info@xindainternational.com

Any such notice shall be effective upon the day of receipt or, if faxed, on the next Business Day at the addressee's location. Any Party may, by notice so delivered, change its address for notice purposes under this Agreement.

Section 10.05 **Counterparts**. This Agreement may be executed in multiple counterparts, all of which shall constitute one and the same instrument.

Section 10.06 **Applicable Law**. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Alaska without giving effect to any choice or conflict of law provision or rule (whether of the State of Alaska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Alaska.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

MILLROCK ALASKA LLC,
an Alaska limited liability company

By:________________________
Name: Gregory A. Beischer
Title: Manager

XINDA INTERNATIONAL CORP.,
a Nevada corporation

Amit Tripathi
2018.06.05 20:00:15
+03'00'

By:________________________
Name: Amit Tripathi
Title: CEO

EXHIBIT A

Assets

1. REAL PROPERTY

The Real Property comprises the unpatented federal mining locations described in Schedule 1 attached to this Exhibit A, together with (a) any additional unpatented federal mining locations acquired by any Party or any Affiliate of any Party within the Area of Interest prior to Closing, (b) any and all fixtures or improvements situated on, in, or under said mining locations or any of them, and (c) any and all rights appurtenant to said mining locations or any of them (including but not limited to access rights and water rights).

Title Exceptions and Encumbrances: Each unpatented federal mining locations included in the Real Property is subject to the following:

(A) the paramount title of the United States of America in, to, and respecting all of the lands and waters included in said mining location, including but not limited to

(1) all rights, titles, interests, and estates of the United States in, to, or respecting oil, gas, coal, and other minerals or mineral materials in and under said lands that are not locatable minerals under federal law,

(3) the right of the United States of America to conduct, or to authorize the conduct of, reasonable concurrent uses on, in, under, across, or through the lands included in said mining location,

(4) the right of the United States of America as underlying landowner to require that certain additional surface rights be acquired for certain authorized uses,

(5) all rights of the United States of America and the State of New Mexico, as the case may be, to regulate acquisition and use of water rights, and

(6) all rights of the United States of America as underlying landowner to require prior approval of all activities on federal public lands relating to development, mining, extraction, processing, recovery, and removal of minerals and to the reclamation, rehabilitation, restoration, and remediation of the lands affected thereby.

(B) the rights of the United States of America as underlying landowner to receive maintenance fees and other amounts as may be provided by current or future law.

2. AREA OF INTEREST

The Area of Interest comprises the lands described in Schedule 2 attached to this Exhibit A.

3. PERSONAL PROPERTY

The Personal Property comprises all of the personal property described in Schedule 3 attached to this Exhibit A.

****

SCHEDULE 1 to EXHIBIT A

Unpatented Federal Mining Locations

Notes: (1) All claims are described with respect to the New Mexico Principal Meridian.
(2) T/R/S means Township/Range/Section.
(3) All claims are situated in Hidalgo County, New Mexico.

BLM Serial Number	Claim Name	Date of Posting yyyy/mm/dd	T/R/S	¼ Sec.	Hidalgo County Instr. No.
NMMC199860	South Playa 10	2018/01/07	24S 20W 03	NW	20180017
NMMC199861	South Playa 11	2018/01/07	24S 20W 03	NW	20180018
NMMC199862	South Playa 12	2018/01/07	24S 20W 03	NW	20180019
NMMC199863	South Playa 13	2018/01/07	24S 20W 03	NW	20180020
NMMC199864	South Playa 14	2018/01/07	24S 20W 03	NE, NW	20180021
NMMC199865	South Playa 15	2018/01/07	24S 20W 03	NE	20180022
NMMC199866	South Playa 16	2018/01/07	24S 20W 03	NE	20180023
NMMC199867	South Playa 17	2018/01/07	24S 20W 03	NE	20180024
NMMC199868	South Playa 18	2018/01/07	24S 20W 03	NE	20180025
NMMC199869	South Playa 19	2018/01/07	24S 20W 03	NW, SW	20180026
NMMC199870	South Playa 20	2018/01/07	24S 20W 03	NW, SW	20180027
NMMC199871	South Playa 21	2018/01/07	24S 20W 03	NW, SW	20180028
NMMC199872	South Playa 22	2018/01/07	24S 20W 03	NW, SW	20180029
NMMC199873	South Playa 23	2018/01/07	24S 20W 03	NE, NW, SW, SE	20180030
NMMC199874	South Playa 24	2018/01/07	24S 20W 03	NE, SE	20180031
NMMC199875	South Playa 25	2018/01/07	24S 20W 03	NE, SE	20180032
NMMC199876	South Playa 26	2018/01/07	24S 20W 03	NE, SE	20180033
NMMC199877	South Playa 27	2018/01/07	24S 20W 03	NE, SE	20180034
NMMC199878	South Playa 28	2018/01/07	24S 20W 03	SW	20180035
NMMC199879	South Playa 29	2018/01/07	24S 20W 03	SW	20180036
NMMC199880	South Playa 30	2018/01/07	24S 20W 03	SW	20180037
NMMC199881	South Playa 31	2018/01/07	24S 20W 03	SW	20180038
NMMC199882	South Playa 32	2018/01/07	24S 20W 03	SW, SE	20180039
NMMC199883	South Playa 33	2018/01/07	24S 20W 03	SE	20180040
NMMC199884	South Playa 34	2018/01/07	24S 20W 03	SE	20180041

BLM Serial Number	Claim Name	Date of Posting yyyy/mm/dd	T/R/S	¼ Sec.	Hidalgo County Instr. No.
NMMC199885	South Playa 35	2018/01/07	24S 20W 03	SE	20180042
NMMC199886	South Playa 36	2018/01/07	24S 20W 03	SE	20180043
NMMC199887	South Playa 37	2018/01/07	24S 20W 10	NW	20180044
NMMC199888	South Playa 38	2018/01/07	24S 20W 10	NW	20180045
NMMC199889	South Playa 39	2018/01/07	24S 20W 10	NW	20180046
NMMC199890	South Playa 41	2018/01/07	24S 20W 10	NE, NW	20180048
NMMC199891	South Playa 45	2018/01/07	24S 20W 10	NE	20180052
NMMC199892	South Playa 46	2018/01/07	24S 20W 10	NW, SW	20180053
NMMC199893	South Playa 47	2018/01/07	24S 20W 10	NW, SW	20180054
NMMC199894	South Playa 48	2018/01/07	24S 20W 10	NW, SW	20180055
NMMC199895	South Playa 49	2018/01/07	24S 20W 10	NW, SW	20180056
NMMC199896	South Playa 50	2018/01/07	24S 20W 10	NE, NW, SW, SE	20180057
NMMC199897	South Playa 51	2018/01/07	24S 20W 10	NE, SE	20180058
NMMC199898	South Playa 52	2018/01/07	24S 20W 10	NE, SE	20180059
NMMC199899	South Playa 53	2018/01/07	24S 20W 10	NE, SE	20180060
NMMC199900	South Playa 54	2018/01/07	24S 20W 10	NE, SE	20180061
NMMC199901	South Playa 55	2018/01/07	24S 20W 10	SW	20180062
NMMC199902	South Playa 56	2018/01/07	24S 20W 10	SW	20180063
NMMC199903	South Playa 57	2018/01/07	24S 20W 10	SW	20180064
NMMC199904	South Playa 58	2018/01/07	24S 20W 10	SW	20180065
NMMC199905	South Playa 59	2018/01/07	24S 20W 10	SW, SE	20180066
NMMC199906	South Playa 60	2018/01/07	24S 20W 10	SE	20180067
NMMC199907	South Playa 61	2018/01/07	24S 20W 10	SE	20180068
NMMC199908	South Playa 62	2018/01/07	24S 20W 10	SE	20180069
NMMC199909	South Playa 63	2018/01/07	24S 20W 10	SE	20180070
NMMC199914	South Playa 40	2018/01/27	24S 20W 10	NW	20180500
NMMC199915	South Playa 42	2018/01/27	24S 20W 10	NE	20180498
NMMC199916	South Playa 43	2018/01/27	24S 20W 10	NE	20180499
NMMC199917	South Playa 44	2018/01/27	24S 20W 10	NE	20180501

SCHEDULE 2 to EXHIBIT A

Area of Interest

The Area of Interest comprises the following lands within Hidalgo County, New Mexico (all townships are described with respect to the New Mexico Base Line and Principal Meridian):

T22S R19W: Secs. 30 and 31

T22S R20W: Secs. 7, 8, 9, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, and 36

T22S R21W: Secs. 10, 11, 12, 13, 14, 15, 22, 23, 24, 25, 26, 35, and 36

T23S R19W: Secs. 6, 7, 18, 19, 30, and 31

T23S R20W: Secs. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, and 36

T23S R21W: Secs. 1, 2, 11, 12, 13, 14, 23, 24, 25, 26, 35, and 36

T24S R19W: Secs. 6, 7, 8, 16, 17, 18, 19, 20, 21, 27, 28, 29, 30, 31, 32, 33, and 34

T24S R20W: Secs. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 32, 33, 34, 35, and 36

T24S R21W: Secs. 1 and 2

T25S R19W: Secs. 4, 5, 6, 7, 8, 9, 18, 19, and 30

T25S R20W: Secs. 1, 2, 3, 4, 9, 10, 11, 12, 13, 14, 15, 16, 22, 23, 24, 25, 26, 27, 34, 35, and 36

SCHEDULE 3 to EXHIBIT A

Personal Property

The Personal Property comprises all of the following:

- the Information;
- all rights to any and all proceeds of condemnation or inverse condemnation of any of the Real Property;
- all rights to any and all insurance proceeds for any damage to or destruction or loss of any of the Real Property prior to Closing; and
- all claims of Millrock against third parties relating to any of the Assets (whether choate or inchoate, known or unknown, contingent or noncontingent).

For purposes of this Schedule 3,

"Information" means any and all data and information obtained or developed (including information obtained from or developed by prior owners or operators) with respect to the Real Property or in connection with ownership or operation of the Real Property, including but not limited to the following:

- maps (including plan views, maps of underground passages and improvements, ownership maps, geologic maps, etc.), cross-sections, and surveys (including not only positional or geodetic surveys but also geological, geochemical, and geophysical surveys); photographs (including air photos);
- drill core, rock samples, chip samples, concentrate samples, sediment samples, soil samples, and pulps;
- drill logs; geological, geochemical, and geophysical data and information;
- remote sensing data;
- results of sampling, analyses, assays, metallurgical tests, and similar information;
- certificates of location, affidavits of assessment work, conveyances, leases, easements, rights-of-way, agreements, title reports, and correspondence relating to the Real Property or the performance of work on, in, under, or in connection with the Real Property;

- permit applications, permits, environmental information and reports, and similar information;
- resource calculations and reports, feasibility studies, reserve reports, engineering reports, and similar information; and
- development plans, mine plans, operating plans, processing plans, flowcharts, construction drawings, reclamation studies, production plans and reports, and other and similar plans and reports,

all regardless of the form or media in which such information exists or is maintained or stored, but only insofar as such information is in the possession or control of Millrock.

"Real Property" means the interests in real property described in Schedule 1 attached to this Exhibit A.